EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Third Quarter of 2026

BIRMINGHAM, Ala., Oct. 19, 2026 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NYSE: SFBS) today announced earnings and operating results for the quarter ended September 30, 2026.

Third Quarter 2026 Highlights and Financial Summary:

  Diluted earnings per share of $0.80 for the quarter, up 33% from the third quarter of 2025, and up 23% from adjusted diluted earnings per share in the third quarter of 2025*.
  Loans grew by $1.43 billion, or 11%, year-over-year.
  Net interest margin of 3.63%, unchanged from the second quarter of 2026; excluding a loan recovery in the previous quarter, NIM was 5 basis points higher, and up 54 basis points compared to the third quarter of 2025.
  Noninterest-bearing deposits increased 12% year-over-year.
  Completed our two-for-one stock split during the quarter**.
  Subsequent to quarter-end, the Company announced its inaugural stock repurchase program, authorizing the repurchase of up to two million shares of common stock through December 31, 2027.
  Book value per share of $18.63, up 14% year-over-year.
  Efficiency ratio of 30.20%, improved from 35.22% in the third quarter of 2025.
  Year-to-date return on average common stockholders’ equity increased from 15.01% in 2025 to 17.62% in 2026, and year-to-date adjusted return on average common stockholders’ equity* increased from 15.85% to 17.61%.
  Consolidated common equity tier 1 capital to risk-weighted assets increased from 11.49% in the third quarter of 2025 to 11.98% in the third quarter of 2026.

Tom Broughton, Chairman, President, and CEO, said, “We see solid economic trends, and loan activity is improving with continued growth in our loan pipeline.”

David Sparacio, CFO, said, “We continue to grow our top line revenue through asset and margin growth, while maintaining a best-in-class efficiency ratio, resulting in top quartile returns.”

FINANCIAL SUMMARY (UNAUDITED) (in Thousands except per share data)	Period Ended September 30, 2026	Period Ended June 30, 2026	% Change From Period Ended June 30, 2026 to Period Ended September 30, 2026	Period Ended September 30, 2025	% Change From Period Ended September 30, 2025 to Period Ended September 30, 2026
QUARTERLY OPERATING RESULTS
Net Income	$87,308	$85,793	1.8%	$65,571	33.2%
Net Income Available to Common Stockholders	$87,308	$85,762	1.8%	$65,571	33.2%
Diluted Earnings Per Share	$0.80	$0.78	2.6%	$0.60	33.3%
Return on Average Assets	1.89%	1.91%		1.47%
Return on Average Common Stockholders' Equity	17.26%	17.71%		14.88%
Average Diluted Shares Outstanding	109,390	109,406		109,336

Adjusted Net Income, net of tax*	$87,197	$85,793	1.6%	$71,422	22.1%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$87,197	$85,762	1.7%	$71,422	22.1%
Adjusted Diluted Earnings Per Share, net of tax*	$0.80	$0.78	2.6%	$0.65	23.1%
Adjusted Return on Average Assets, net of tax*	1.89%	1.91%		1.60%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	17.24%	17.71%		16.21%

YEAR-TO-DATE OPERATING RESULTS
Net Income	$256,072			$190,219	34.6%
Net Income Available to Common Stockholders	$256,041			$190,188	34.6%
Diluted Earnings Per Share	$2.34			$1.74	34.5%
Return on Average Assets	1.90%			1.44%
Return on Average Common Stockholders' Equity	17.62%			15.01%
Average Diluted Shares Outstanding	109,395			109

Adjusted Net Income, net of tax*	$255,961			$200,779	27.5%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$255,930			$200,748	27.5%
Adjusted Diluted Earnings Per Share, net of tax*	$2.34			$1.84	27.3%
Adjusted Return on Average Assets, net of tax*	1.90%			1.52%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	17.61%			15.85%

BALANCE SHEET
Total Assets	$18,319,690	$18,345,498	(0.1)%	$17,584,199	4.2%
Loans	14,737,303	14,478,489	1.8%	13,311,967	10.7%
Noninterest-bearing Demand Deposits	2,910,281	2,995,402	(2.8)%	2,598,895	12.0%
Total Deposits	14,087,378	14,548,730	(3.2)%	14,106,922	(0.1)%
Stockholders' Equity	2,037,346	1,978,418	3.0%	1,781,647	14.4%

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, tangible common equity to total tangible assets, adjusted net interest income, adjusted noninterest income, and adjusted noninterest expense. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

**All share and per-share amounts presented reflect the Company’s two-for-one stock split during the quarter, including retrospective adjustments to prior-period amounts.

Note: Amounts presented in this report may not sum to the totals due to rounding.

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $87.3 million for the quarter ended September 30, 2026, compared to $65.6 million for the third quarter of 2025. Basic and diluted earnings per common share were both $0.80 in the third quarter of 2026, compared to $0.78 in the second quarter of 2026 and $0.60 in the third quarter of 2025. The prior-year quarter adjusted diluted earnings per share were $0.65.

Annualized return on average assets was1.89% and annualized return on average common stockholders’ equity was 17.26% for the third quarter of 2026, compared to 1.47% and 14.88%, respectively, for the third quarter of 2025.

Net interest income was $159.8 million for the third quarter of 2026, compared to $155.6 million for the second quarter of 2026 and $133.4 million for the third quarter of 2025. The net interest margin in the third quarter of 2026 was 3.63% compared to 3.63% in the second quarter of 2026 and 3.09% in the third quarter of 2025. Loan yields were 6.24% during the third quarter of 2026 compared to 6.23% during the second quarter of 2026 and 6.34% during the third quarter of 2025. During the second quarter of 2026, we recovered $1.9 million in interest income from a large credit relationship that was previously on nonaccrual status. This recovery accounted for five basis points of the increase in loan yields from the first quarter of 2026. Investment yields were 3.85% during the third quarter of 2026 compared to 3.82% during the second quarter of 2026 and 3.60% during the third quarter of 2025. Average interest-bearing deposit rates were 2.80% during the third quarter of 2026, compared to 2.80% during the second quarter of 2026 and 3.41% during the third quarter of 2025. Average federal funds purchased rates were 3.78% during the third quarter of 2026, compared to 3.74% during the second quarter of 2026 and 4.46% during the third quarter of 2025.

Average loans for the third quarter of 2026 were $14.54 billion, an increase of $320.5 million, or 8.9% annualized, from average loans of $14.22 billion for the second quarter of 2026, and an increase of $1.34 billion, or 10.1%, from average loans of $13.21 billion for the third quarter of 2025. Ending total loans for the third quarter of 2026 were $14.74 billion, an increase of $258.8 million, or 7.1% annualized, from $14.48 billion for the second quarter of 2026, and an increase of $1.43 billion, or 10.7%, from $13.31 billion for the third quarter of 2025.

Average total deposits for the third quarter of 2026 were $14.33 billion, an increase of $10.6 million, or 0.3% annualized, from average total deposits of $14.32 billion for the second quarter of 2026, and an increase of $195.2 million, or 1.4%, from average total deposits of $14.13 billion for the third quarter of 2025. Ending total deposits for the third quarter of 2026 were $14.09 billion, a decrease of $461.4 million, or 12.6% annualized, from $14.55 billion for the second quarter of 2026, and a decrease of $19.5 million, or 0.1%, from $14.11 billion for the third quarter of 2025.

Nonperforming assets to total assets were 0.96% for the third quarter of 2026, compared to 0.96% for the second quarter of 2026 and 0.96% for the third quarter of 2025. Annualized net charge-offs to average loans were 0.21% for the third quarter of 2026, compared to 0.11% for the second quarter of 2026 and 0.27% for the third quarter of 2025. The allowance for credit losses to total loans at September 30, 2026, June 30, 2026, and September 30, 2025, was 1.28%, 1.26%, and 1.28%, respectively. We recorded a $14.9 million provision for loan losses in the third quarter of 2026 compared to $11.7 million in the second quarter of 2026, and $9.3 million in the third quarter of 2025.

Noninterest income was $13.1 million for the third quarter of 2026 compared to $2.8 million in the third quarter of 2025, an increase of $10.3 million. Adjusted for $148,000 of securities gains in the third of 2026 and $7.8 million of securities losses in the third quarter of 2025, this represented a $2.3 million, or 21.8% increase. Service charges on deposit accounts increased $132,000, or 4.0%, to $3.4 million for the third quarter of 2026 from $3.3 million in the third quarter of 2025, and increased $110,000, or 3.3% on a linked quarter basis. Mortgage banking revenue remained relatively flat at $1.9 million, on a year-over-year basis. Credit card income remained relatively flat at $2.4 million, on a year-over-year basis. Bank-owned life insurance (“BOLI”) income increased $1.9 million, or 80.6%, to $4.3 million for the third quarter of 2026 from $2.4 million in the third quarter of 2025, and increased $210,000, or 5.1%, on a linked quarter basis. Other operating income increased $174,000, or 26.6%, to $829,000 for the third quarter of 2026 from $655,000 in the third quarter of 2025, and increased $121,000, or 17.1%, on a linked quarter basis.

Noninterest expense increased $4.2 million, or 8.8%, to $52.2 million for the third quarter of 2026 from $48.0 million in the third quarter of 2025, and increased $2.3 million, or 4.5%, on a linked quarter basis. Salary and benefit expense increased $1.4 million, or 5.5%, to $26.9 million for the third quarter of 2026 from $25.5 million in the third quarter of 2025, and increased $653,000, or 2.5%, on a linked quarter basis. The year-over-year increase was primarily due to the full impact of our Houston market expansion. The number of full-time equivalent employees (excluding temporary employees) increased by 25, or 3.8%, to 675 at September 30, 2026 compared to 650 at September 30, 2025, and increased by twelve from the end of the second quarter of 2026. Equipment and occupancy expense decreased $234,000, or 6.5%, to $3.4 million for the third quarter of 2026 from $3.6 million in the third quarter of 2025, and decreased $582,000, or 14.7%, on a linked quarter basis. Third party processing and other services expense decreased $14,000, or 0.2%, to $8.1 million for the third quarter of 2026 from $8.1 million in the third quarter of 2025, and increased $119,000, or 1.5%, on a linked quarter basis. Professional services expense increased $94,000, or 5.1%, to $2.0 million for the third quarter of 2026 from $1.9 million in the third quarter of 2025, and decreased $276,000, or 12.4%, on a linked quarter basis. Other operating expenses increased $2.9 million, or 46.9%, to $8.9 million for the third quarter of 2026 from $6.1 million in the third quarter of 2025, and increased $2.2 million, or 33.2%, on a linked quarter basis. The efficiency ratio was 30.20% during the third quarter of 2026 compared to 35.22% during the third quarter of 2025 and 29.65% during the second quarter of 2026.

Our effective tax rate was 17.21% for the third quarter of 2026 compared to 16.81% for the third quarter of 2025, and 19.94% on a linked quarter basis. During the third quarter of 2026, we purchased Investment Tax Credits, which reduced our tax expense. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the third quarters of 2026 and 2025 of $37,000 and $81,000, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. (the “Company”) is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank (the “Bank”), the Company provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, Texas and Virginia. Through the Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). The words “believe,” “expect,” “anticipate,” “project,” “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. The Company cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the impact of tariffs, trade wars and other conflicts on general economic conditions; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the Federal Deposit Insurance Corporation ("FDIC"); changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, Federal Reserve policies in connection with continued or re-emerging inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and nonbank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, "Forward-Looking Statements" and "Risk Factors" in our subsequent Quarterly Reports on Form 10-Q and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. The Company assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(in Thousands except per share data)
	3rd Quarter 2026	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025
CONSOLIDATED STATEMENT OF INCOME
Interest income	$257,353	$249,880	$241,480	$251,388	$251,308
Interest expense	97,539	94,243	93,332	104,867	117,860
Net interest income	159,814	155,637	148,148	146,521	133,448
Provision for credit losses	15,245	11,412	10,637	7,922	9,463
Net interest income after provision for credit losses	144,569	144,225	137,511	138,599	123,985
Noninterest income	13,112	12,892	10,840	15,691	2,833
Noninterest expense	52,229	49,961	47,384	46,683	47,996
Income before income tax	105,452	107,156	100,967	107,607	78,822
Provision for income tax	18,144	21,363	17,996	21,223	13,251
Net income	87,308	85,793	82,971	86,384	65,571
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$87,308	$85,762	$82,971	$86,353	$65,571
Earnings per share - basic	$0.80	$0.78	$0.76	$0.79	$0.60
Earnings per share - diluted	$0.80	$0.78	$0.76	$0.79	$0.60
Average diluted shares outstanding	109,390	109,406	109,390	109,352	109,336

CONSOLIDATED BALANCE SHEET DATA
Total assets	$18,319,690	$18,345,498	$18,171,287	$17,727,190	$17,584,199
Loans	14,737,303	14,478,489	13,945,913	13,696,912	13,311,967
Debt securities	1,563,099	1,630,531	1,684,421	1,728,901	1,849,739
Noninterest-bearing demand deposits	2,910,281	2,995,402	2,836,622	2,684,272	2,598,895
Total deposits	14,087,378	14,548,730	14,486,364	14,219,034	14,106,922
Borrowings	34,750	34,750	34,750	34,750	64,750
Stockholders' equity	2,037,346	1,978,418	1,912,537	1,850,347	1,781,647

Shares outstanding	109,343	109,342	109,326	109,250	109,243
Book value per share	$18.63	$18.09	$17.49	$16.94	$16.31
Tangible book value per share (1)	$18.51	$17.97	$17.37	$16.81	$16.18

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.63%	3.63%	3.53%	3.38%	3.09%
Return on average assets	1.89%	1.91%	1.89%	1.91%	1.47%
Return on average common stockholders' equity	17.26%	17.71%	17.91%	18.93%	14.88%
Efficiency ratio	30.20%	29.65%	29.80%	28.78%	35.22%
Noninterest expense to average earning assets	1.18%	1.16%	1.13%	1.08%	1.11%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.98%	11.83%	11.86%	11.65%	11.49%
Tier 1 capital to risk-weighted assets	11.98%	11.83%	11.87%	11.66%	11.50%
Total capital to risk-weighted assets	13.26%	13.09%	13.13%	12.93%	12.91%
Tier 1 capital to average assets	11.11%	10.93%	10.71%	10.26%	10.01%
Tangible common equity to total tangible assets (1)	11.05%	10.72%	10.46%	10.37%	10.06%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”
(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015. We recognized an $8.6 million loss on sale of available-for-sale debt securities in noninterest income during the second quarter of 2025 due to restructuring the portfolio. We reversed a $2.3 million legal reserve from interest expense during the second quarter of 2025. We recognized a $7.8 million loss on sale of available-for-sale debt securities in non-interest income during the third quarter of 2025 due to continued restructuring of the portfolio. These adjustments to our results are to reflect items unusual, or infrequent, in nature and are not considered to be part of our non-interest expense, run rate. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted net interest income, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio excludes the impact of this, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, adjusted net interest income, adjusted noninterest income, and adjusted noninterest expense.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except per share data.

	At September 30, 2026	At June 30, 2026	At March 31, 2026	At December 31, 2025	At September 30, 2025
Book value per share - GAAP	$18.63	$18.09	$17.49	$16.94	$16.31
Total common stockholders' equity - GAAP	2,037,346	1,978,418	1,912,537	1,850,347	1,781,647
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$2,023,731	$1,964,803	$1,898,922	$1,836,732	$1,768,032
Tangible book value per share - non-GAAP	$18.51	$17.97	$17.37	$16.81	$16.18

Stockholders' equity to total assets - GAAP	11.12%	10.78%	10.53%	10.44%	10.13%
Total assets - GAAP	$18,319,690	$18,345,498	$18,171,287	$17,727,190	$17,584,199
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$18,306,075	$18,331,883	$18,157,672	$17,713,575	$17,570,584
Tangible common equity to total tangible assets - non-GAAP	11.05%	10.72%	10.46%	10.37%	10.06%

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025

Net income - GAAP	$87,308	$65,571	$256,072	$190,219
Adjustments:
Legal matter accrual reversal	-	-	-	(2,276)
(Gain) loss on marketable securities	(148)	7,812	(148)	16,375
Tax on adjustments	37	(1,961)	37	(3,539)
Adjusted net income - non-GAAP	$87,197	$71,422	$255,961	$200,779

Net income available to common stockholders - GAAP	$87,308	$65,571	$256,041	$190,188
Adjustments:
Legal matter accrual reversal	-	-	-	(2,276)
(Gain) loss on marketable securities	(148)	7,812	(148)	16,375
Tax on adjustments	37	(1,961)	37	(3,539)
Adjusted net income available to common stockholders - non-GAAP	$87,197	$71,422	$255,930	$200,748

Diluted earnings per share - GAAP	$0.80	$0.60	$2.34	$1.74
Adjustments:
Legal matter accrual reversal	-	-	-	(0.02)
(Gain) loss on marketable securities	-	0.07	-	0.15
Tax on adjustments	-	(0.02)	-	(0.03)
Adjusted diluted earnings per share - non-GAAP	$0.80	$0.65	$2.34	$1.84

Net interest income, on a fully taxable-equivalent basis	$159,885	$133,502	$464,344	$388,897
Adjustments:
Legal matter accrual reversal	-	-	-	(2,276)
Tax on adjustments	-	-	-	571
Adjusted net interest income, on a fully taxable-equivalent basis	$159,885	$133,502	$464,344	$387,192

Return on average assets - GAAP	1.89%	1.47%	1.90%	1.44%
Net income available to common stockholders - GAAP	$87,308	$65,571	$256,041	$190,188
Adjustments:
Legal matter accrual reversal	-	-	-	(2,276)
(Gain) loss on marketable securities	(148)	7,812	(148)	16,375
Tax on adjustments	37	(1,961)	37	(3,539)
Adjusted net income available to common stockholders - non-GAAP	$87,197	$71,422	$255,930	$200,748
Average assets - GAAP	$18,320,832	$17,709,359	$18,035,725	$17,681,999
Adjusted return on average assets - non-GAAP	1.89%	1.60%	1.90%	1.52%

Return on average common stockholders' equity - GAAP	17.26%	14.88%	17.62%	15.01%
Net income available to common stockholders - GAAP	$87,308	$65,571	$256,041	$190,188
Adjustments:
Legal matter accrual reversal	-	-	-	(2,276)
(Gain) loss on marketable securities	(148)	7,812	(148)	16,375
Tax on adjustments	37	(1,961)	37	(3,539)
Adjusted net income available to common stockholders - non-GAAP	$87,197	$71,422	$255,930	$200,748
Average common stockholders' equity - GAAP	$2,007,112	$1,747,825	$1,943,224	$1,693,601
Adjusted return on average common stockholders' equity non-GAAP	17.24%	16.21%	17.61%	15.85%

Efficiency ratio	30.20%	35.22%	29.89%	34.56%
Net interest income - GAAP	$159,814	$133,448	$463,599	$388,688
Adjustments:
Legal matter accrual reversal	-	-	-	(2,276)
Adjusted net interest income - non-GAAP	$159,814	$133,448	$463,599	$386,412
Total noninterest income - GAAP	13,112	2,833	36,844	11,531
Adjustments:
(Gain) loss on marketable securities	(148)	7,812	(148)	16,375
Adjusted noninterest income - non-GAAP	$12,964	$10,645	$36,696	$27,906
Adjusted net interest income and noninterest income - non-GAAP	172,778	144,093	500,295	414,318
Noninterest expense - GAAP	$52,229	$47,996	$149,574	$138,307
Adjustments:
Adjusted noninterest expense - non-GAAP	$52,229	$47,996	$149,574	$138,307
Adjusted efficiency ratio - non-GAAP	30.23%	33.31%	29.90%	33.38%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in Thousands except per share data)
	September 30, 2026	September 30, 2025	% Change
ASSETS
Cash and due from banks	$122,417	$144,089	(15)%
Interest-bearing balances due from depository institutions	738,547	1,191,447	(38)%
Federal funds sold and securities purchased with agreement to resell	324,051	437,769	(26)%
Cash and cash equivalents	1,185,015	1,773,305	(33)%
Available for sale debt securities, at fair value	968,503	1,178,144	(18)%
Held to maturity debt securities (fair value of $533,106 and $622,825, respectively)	594,596	671,595	(11)%
Restricted equity securities	12,475	12,203	2%
Mortgage loans held for sale	15,273	9,433	62%
Loans	14,737,303	13,311,967	11%
Less allowance for credit losses	(189,010)	(170,235)	11%
Loans, net	14,548,293	13,141,732	11%
Premises and equipment, net	67,390	60,704	11%
Goodwill	13,615	13,615	-%
Other assets	914,530	723,468	26%
Total assets	$18,319,690	$17,584,199	4%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$2,910,281	$2,598,895	12%
Interest-bearing	11,177,097	11,508,027	(3)%
Total deposits	14,087,378	14,106,922	-%
Federal funds purchased	1,965,000	1,488,150	32%
Other borrowings	34,750	64,750	(46)%
Other liabilities	195,216	142,730	37%
Total liabilities	16,282,344	15,802,552	3%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000 authorized and undesignated at
September 30, 2026 and September 30, 2025	-	-	-%
Common stock, par value $0.001 per share; 200,000 shares authorized; 109,343 shares issued and outstanding at September 30, 2026, and 109,243
shares issued and outstanding at September 30, 2025	109	109	-%
Additional paid-in capital	240,134	237,181	1%
Retained earnings	1,807,673	1,548,098	17%
Accumulated other comprehensive loss	(11,070)	(4,241)	161%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	2,036,846	1,781,147	14%
Noncontrolling interest	500	500	-%
Total stockholders' equity	2,037,346	1,781,647	14%
Total liabilities and stockholders' equity	$18,319,690	$17,584,199	4%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Interest income:
Interest and fees on loans	$228,652	$210,987	$659,449	$614,444
Debt securities	16,088	17,343	48,014	49,939
Federal funds sold and securities purchased with agreement to resell	3,392	4,724	13,099	6,336
Other interest and dividends	9,221	18,254	28,151	68,320
Total interest income	257,353	251,308	748,713	739,039
Interest expense:
Deposits	80,414	98,735	238,139	286,968
Borrowed funds	17,125	19,125	46,975	63,383
Total interest expense	97,539	117,860	285,114	350,351
Net interest income	159,814	133,448	463,599	388,688
Provision for credit losses	15,245	9,463	37,294	27,389
Net interest income after provision for credit losses	144,569	123,985	426,305	361,299
Noninterest income:
Service charges on deposit accounts	3,448	3,316	10,082	8,545
Mortgage banking	1,935	1,864	6,048	3,800
Credit card income	2,409	2,405	7,103	6,492
Securities gains (losses)	148	(7,812)	148	(16,375)
Bank-owned life insurance income	4,343	2,405	11,298	6,668
Other operating income	829	655	2,165	2,401
Total noninterest income	13,112	2,833	36,844	11,531
Noninterest expenses:
Salaries and employee benefits	26,927	25,522	80,054	70,977
Equipment and occupancy expense	3,381	3,615	11,292	10,860
Third party processing and other services	8,081	8,095	23,568	23,838
Professional services	1,951	1,857	6,121	5,694
FDIC and other regulatory assessments	2,478	2,742	7,977	8,349
Other real estate owned expense	476	82	571	142
Other operating expenses	8,935	6,083	19,991	18,447
Total noninterest expenses	52,229	47,996	149,574	138,307
Income before income taxes	105,452	78,822	313,575	234,523
Provision for income taxes	18,144	13,251	57,503	44,304
Net income	87,308	65,571	256,072	190,219
Dividends on preferred stock	-	-	31	31
Net income available to common stockholders	$87,308	$65,571	$256,041	$190,188
Basic earnings per common share	$0.80	$0.60	$2.34	$1.74
Diluted earnings per common share	$0.80	$0.60	$2.34	$1.74

LOANS BY TYPE (UNAUDITED)
(In thousands)
	3rd Quarter 2026	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025
Commercial, financial and agricultural	$3,386,275	$3,252,437	$3,189,704	$3,146,736	$2,945,784
Real estate - construction	1,566,203	1,564,504	1,531,042	1,457,628	1,532,285
Real estate - mortgage:
Owner-occupied commercial	2,853,062	2,781,375	2,718,512	2,739,823	2,680,055
1-4 family mortgage	1,717,781	1,685,723	1,695,140	1,671,713	1,625,296
Non-owner occupied commercial	5,141,148	5,123,635	4,739,642	4,603,389	4,448,710
Subtotal: Real estate - mortgage	9,711,991	9,590,733	9,153,294	9,014,925	8,754,061
Consumer	72,834	70,815	71,873	77,623	79,837
Total loans	$14,737,303	$14,478,489	$13,945,913	$13,696,912	$13,311,967

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	3rd Quarter 2026	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025
Allowance for credit losses:
Beginning balance	$181,853	$173,905	$171,683	$170,235	$169,959
Loans charged off:
Commercial, financial and agricultural	1,862	4,074	8,291	7,695	7,947
Real estate - construction	6,959	711	-	-	-
Real estate - mortgage	207	5	91	64	1,294
Consumer	137	79	171	465	109
Total charge offs	9,165	4,869	8,553	8,224	9,350
Recoveries:
Commercial, financial and agricultural	1,398	667	178	1,532	237
Real estate - construction	-	-	-	-	30
Real estate - mortgage	3	396	-	-	-
Consumer	23	59	35	10	21
Total recoveries	1,423	1,122	213	1,542	288
Net charge-offs	7,741	3,747	8,340	6,682	9,062
Provision for loan losses	14,899	11,695	10,562	8,130	9,338
Ending balance	$189,010	$181,853	$173,905	$171,683	$170,235

Allowance for credit losses to total loans	1.28%	1.26%	1.25%	1.25%	1.28%

Allowance for credit losses to total average loans	1.30%	1.28%	1.26%	1.27%	1.29%
Net charge-offs to total average loans	0.21%	0.11%	0.25%	0.20%	0.27%

Provision for credit losses to total average loans	0.41%	0.33%	0.31%	0.24%	0.28%
Nonperforming assets:
Nonaccrual loans	$160,084	$169,711	$176,613	$168,351	$166,662
Loans 90+ days past due and accruing	1,514	1,242	1,274	478	965
Other real estate owned and
repossessed assets	14,865	4,834	3,072	2,583	611
Total	$176,463	$175,787	$180,959	$171,412	$168,238

Nonperforming loans to total loans	1.10%	1.18%	1.28%	1.23%	1.26%
Nonperforming assets to total assets	0.96%	0.96%	1.00%	0.97%	0.96%
Nonperforming assets to earning assets	1.01%	0.99%	1.05%	1.01%	1.00%
Allowance for credit losses to nonaccrual loans	118.07%	107.15%	98.47%	101.98%	102.14%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	3rd Quarter 2026	2nd Quarter 2026	1st Quarter 2026	4th Quarter 2025	3rd Quarter 2025
Interest income:
Interest and fees on loans	$228,652	$220,731	$210,066	$214,252	$210,987
Debt securities	16,088	15,827	16,099	17,204	17,343
Federal funds sold and securities purchased with agreement to resell	3,392	4,146	5,561	5,671	4,724
Other interest and dividends	9,221	9,176	9,754	14,261	18,254
Total interest income	257,353	249,880	241,480	251,388	251,308
Interest expense:
Deposits	80,414	79,440	78,285	86,920	98,735
Borrowed funds	17,125	14,803	15,047	17,947	19,125
Total interest expense	97,539	94,243	93,332	104,867	117,860
Net interest income	159,814	155,637	148,148	146,521	133,448
Provision for credit losses	15,245	11,412	10,637	7,922	9,463
Net interest income after provision for credit losses	144,569	144,225	137,511	138,599	123,985
Noninterest income:
Service charges on deposit accounts	3,448	3,338	3,296	3,339	3,316
Mortgage banking	1,935	2,221	1,892	1,664	1,864
Credit card income	2,409	2,492	2,202	1,835	2,405
Securities gains (losses)	148	-	-	-	(7,812)
Bank-owned life insurance income	4,343	4,133	2,822	8,149	2,405
Other operating income	829	708	628	704	655
Total noninterest income	13,112	12,892	10,840	15,691	2,833
Noninterest expenses:
Salaries and employee benefits	26,927	26,274	26,853	23,838	25,522
Equipment and occupancy expense	3,381	3,963	3,948	3,737	3,615
Third party processing and other services	8,081	7,962	7,525	7,779	8,095
Professional services	1,951	2,227	1,943	1,481	1,857
FDIC and other regulatory assessments	2,478	2,753	2,745	2,641	2,742
Other real estate owned expense	476	75	20	13	82
Other operating expenses	8,935	6,707	4,350	7,194	6,083
Total noninterest expenses	52,229	49,961	47,384	46,683	47,996
Income before income taxes	105,452	107,156	100,967	107,607	78,822
Provision for income taxes	18,144	21,363	17,996	21,223	13,251
Net income	87,308	85,793	82,971	86,384	65,571
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$87,308	$85,762	$82,971	$86,353	$65,571
Basic earnings per common share	$0.80	$0.78	$0.76	$0.79	$0.60
Diluted earnings per common share	$0.80	$0.78	$0.76	$0.79	$0.60

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	3rd Quarter 2026		2nd Quarter 2026		1st Quarter 2026		4th Quarter 2025		3rd Quarter 2025
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$14,523,000	6.23%	$14,198,439	6.18%	$13,751,447	6.18%	$13,474,271	6.30%	$13,175,297	6.34%
Tax-exempt (2)	21,997	7.41	26,082	37.03	32,976	5.82	30,670	5.52	30,478	5.47
Total loans, net of unearned
income	14,544,997	6.24	14,224,521	6.23	13,784,423	6.18	13,504,941	6.29	13,205,775	6.34
Mortgage loans held for sale	11,909	4.83	13,327	5.30	10,680	4.40	9,887	4.49	11,351	4.82
Debt securities:
Taxable	1,669,210	3.85	1,657,378	3.82	1,702,499	3.78	1,826,632	3.77	1,926,101	3.60
Tax-exempt (2)	444	5.41	444	5.41	444	5.41	444	5.41	444	5.41
Total securities (3)	1,669,654	3.85	1,657,822	3.82	1,702,943	3.78	1,827,076	3.77	1,926,545	3.60
Federal funds sold and securities
purchased with agreement to resell	298,700	4.50	372,645	4.46	501,377	4.50	469,148	4.79	365,733	5.12
Restricted equity securities	12,465	5.98	12,456	6.41	12,228	6.17	12,193	6.61	12,167	6.36
Interest-bearing balances with banks	950,426	3.76	964,808	3.73	1,041,026	3.73	1,393,155	4.00	1,608,118	4.45
Total interest-earning assets	$17,488,151	5.84%	$17,245,579	5.82%	$17,052,677	5.75%	$17,216,400	5.79%	$17,129,689	5.82%
Noninterest-earning assets:
Cash and due from banks	84,825		96,648		103,847		102,066		103,470
Net premises and equipment	65,791		63,303		61,253		61,009		60,614
Allowance for credit losses, accrued
interest and other assets	682,065		606,506		552,337		556,704		415,586
Total assets	$18,320,832		$18,012,036		$17,770,114		$17,936,179		$17,709,359

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,226,470	1.72%	$2,050,758	1.69%	$2,101,953	1.60%	$2,126,615	1.77%	$2,069,440	2.16%
Savings	110,246	1.43	112,077	1.41	110,843	1.42	106,551	1.52	103,668	1.66
Money market	7,835,165	3.05	7,956,884	3.03	7,812,168	3.01	7,816,487	3.23	7,965,115	3.67
Time deposits	1,235,134	3.28	1,274,496	3.26	1,373,023	3.42	1,392,749	3.80	1,344,257	3.97
Total interest-bearing deposits	11,407,015	2.80	11,394,215	2.80	11,397,987	2.79	11,442,402	3.01	11,482,480	3.41
Federal funds purchased	1,760,091	3.78	1,549,520	3.74	1,593,215	3.74	1,712,399	4.01	1,640,377	4.46
Other borrowings	34,750	3.96	34,750	4.02	34,750	4.05	59,207	4.21	64,761	4.21
Total interest-bearing liabilities	$13,201,856	2.93%	$12,978,485	2.91%	$13,025,952	2.91%	$13,214,008	3.15%	$13,187,618	3.55%
Noninterest-bearing liabilities:
Noninterest-bearing
checking	2,921,746		2,923,956		2,728,354		2,768,495		2,651,043
Other liabilities	190,118		167,024		137,231		143,680		122,873
Stockholders' equity	2,010,433		1,944,735		1,879,072		1,813,097		1,762,980
Accumulated other comprehensive
loss	(3,321)		(2,164)		(495)		(3,101)		(15,155)
Total liabilities and
stockholders' equity	$18,320,832		$18,012,036		$17,770,114		$17,936,179		$17,709,359
Net interest spread		2.91%		2.91%		2.84%		2.64%		2.27%
Net interest margin		3.63%		3.63%		3.53%		3.38%		3.09%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $5,169, $4,763, $5,186, $5,464, and $6,103 are included in interest income in the third quarter of 2026, second quarter of 2026, first quarter of 2026, fourth quarter of 2025, and third quarter of 2025, respectively.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3) Unrealized losses on debt securities of $(6,260), $(4,830), $(2,713), $(6,311), and $(22,574) for the third quarter of 2026, second quarter of 2026, first quarter of 2026, fourth quarter of 2025, and third quarter of 2025, respectively, are excluded from the yield calculation.